EXHIBIT 10.2
                                                                    ------------

                     MEMBERSHIP INTEREST TRANSFER AGREEMENT

         This Agreement for the transfer and assignment of, in the aggregate, a 5% Class A Membership Interest in Arizona Pacific Materials, LLC (this "Agreement"), is entered into on September 26, 2007, by and among the transferor, WESTERN POWER & EQUIPMENT CORP., a Delaware corporation (the "Transferor"), Arizona Pacific Material, LLC, an Arizona limited liability company (the "Company") and the transferees signatory hereto (each a "Transferee" and collectively the "Transferees"), with respect to the following facts:

                                    RECITALS

         A. WHEREAS, the Transferor owns 90% of the membership interests in the Company.

         B. WHEREAS, in consideration for the Transferees (or their assignor in interest) agreeing to waive the existence of certain events of defaults pursuant to the certain Letter Agreement with the Transferor and Rockmore Investment Master Fund Ltd., as agent, dated as of September 19, 2007 (the "Letter Agreement") relating to the Transferor's Series A Variable Rate Secured Convertible Debentures issued pursuant to that certain Securities Purchase Agreement, dated June 8, 2005 by and among the Transferor and the purchasers signatory thereto (the "Purchase Agreement"), the Transferees desire to receive and the Transferor desires to grant, in the aggregate, a 5% Class A Membership Interest in the Company, the only class of membership interests issued and outstanding.

         C. The 5% Class A Membership Interest in the Company is in addition to the 10% Class A Membership Interest granted to the Transferees pursuant to that certain Membership Interest Transfer Agreement dated April 17, 2007 giving the Transferees, in the aggregate and as of the date hereof, a 15% Class A Membership Interest in the Company.

         D. NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, and subject to the terms and conditions set forth below, the parties agree as follows:

                                    AGREEMENT

         1. Transfer of Membership Interests. The Transferor hereby transfers, free and clear of all encumbrances (except for any encumbrances created on behalf of the Transferees hereunder) to the Transferees, and the Transferees hereby acquire from the Transferor, in the aggregate, 5% the outstanding Class A Membership Interests of the Company (the "Membership Interest"). Each Transferee shall receive a portion of the Membership Interest equal to the percentage set forth on the signature page of such

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Transferee attached hereto. The Transferees shall succeed to 5% of the capital account of the Transferor as of the date hereof.

         2. Consideration for Transfer. The transfer of the Membership Interest pursuant to this Agreement is being granted hereunder in consideration for the waiver of certain events of default pursuant to the Letter Agreement.

         3. Closing. The closing of this transaction shall take place contemporaneously with the execution of this Agreement. Within 5 business days of the date hereof the Company shall deliver such membership certificates, if any, evidencing the membership interests and any assignments of such interests as may be required by law to transfer said interests. The Transferee(s) shall also execute and deliver counterpart signature pages for the Operating Agreement (as defined below in Section 5(c)).

         4. The Transferors Representations and Warranties: The Transferor represents and warrants that as of this date:

                  (a) AUTHORIZATION. The Transferor has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) NO CONSENTS. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other individual, partnership, corporation, joint stock company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof (each, a "Person") is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by it.

                  (c) OWNERSHIP OF THE SECURITIES. The Transferor owns the Membership Interest beneficially and of record, free and clear of any liens, claims or encumbrances (except for any encumbrances created on behalf of the Transferees hereunder) (collectively, "Encumbrances"). The Transferor has not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Membership Interest to any Person, (ii) restricting its right to sell the Membership Interest to any Person, or
         (iii) restricting any other of its rights with respect to the Membership Interest. It has the absolute and unrestricted right, power and capacity to assign and transfer the Membership Interest to the Transferees free and clear of any Encumbrances (except for any encumbrances created on behalf of the Transferees hereunder). Upon execution of the Letter Agreement and this Agreement, the Transferees

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         shall acquire good, valid and marketable title to the Membership
         Interest, free and clear of any Encumbrances (except for any encumbrances created on behalf of the Transferees hereunder).

                  (d) BALANCE SHEET: The Company is the owner or lessee, as applicable, of the assets listed in the December 31, 2006, Balance Sheet attached hereto as Exhibit A.


                  (e) PENDING SUITS: Except as set forth in Schedule 4(e) attached hereto, no material suits, actions, or proceedings are pending, or to the knowledge of the Transferor are threatened against or affecting the Company or its property.

         5. Covenants of the Transferor and the Company.

                  (a) AMENDMENT TO ORGANIC DOCUMENTS. The Company shall not, and the Transferor shall not permit the Company to, directly or indirectly amend its articles of organization, operating agreement or other charter documents so as to materially, adversely and disproportionably affect any rights of any Transferee.

                  (c) PARTICIPATION IN FUTURE FINANCINGS.

                           (i) From the date hereof until the date that a
                  Transferee no longer holds any Membership Interest in the Company, upon any grant of any additional membership interests in the Company (a "Subsequent Grant"), each Transferee (or its designated assigns) shall have the right to participate in up to an amount of the Subsequent Grant equal to a percentage of the Subsequent Grant equal to the aggregate Membership Interest then held by the Transferees (15% as of the date hereof) on the same terms, conditions and price provided for in the Subsequent Grant.

                           (ii) At least 10 Trading Days prior to the closing of
                  the Subsequent Grant, the Company shall deliver to each Transferee a written notice of its intention to effect a Subsequent Grant (a "Subsequent Grant Notice"). The Subsequent Grant Notice shall describe in reasonable detail the proposed terms of such Subsequent Grant, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Grant is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

                           (iii) Any Transferee desiring to participate in such
                  Subsequent Grant must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after all of the Transferees have received the Subsequent Grant Notice that the Transferee is willing to participate in the Subsequent Grant, the amount of the Transferee's participation, and that the Transferee has such funds ready,

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

                  willing, and available for investment on the terms set forth in the Subsequent Grant Notice. If the Company receives no notice from a Transferee as of such 10th Trading Day, such Transferee shall be deemed to have notified the Company that it does not elect to participate.

                           (iv) If by 5:30 p.m. (New York City time) on the 10th
                  Trading Day after all of the Transferees have received the Subsequent Grant Notice, notifications by the Transferees of their willingness to participate in the Subsequent Grant (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Grant, then the Company may effect the remaining portion of such Subsequent Grant on the terms and with the Persons set forth in the Subsequent Grant Notice.

                           (v) If by 5:30 p.m. (New York City time) on the 10th
                  Trading Day after all of the Transferees have received the Subsequent Grant Notice, the Company receives responses to a Subsequent Grant Notice from Transferees seeking to purchase more than the aggregate amount of the Subsequent Grant, each such Transferee shall have the right to purchase its Pro Rata Portion (as defined below) of the Subsequent Grant. "Pro Rata Portion" means the ratio of (x) the Membership Interest percentage held by a Transferee participating under this
                  Section 5(b) and (y) the sum of the aggregate percentage Membership Interests held by all Transferees participating under this Section 5(b).

                           (vi) The Company must provide the Transferees with a
                  second Subsequent Grant Notice, and the Transferees will again have the right of participation set forth above in this
                  Section 5(b), if the Subsequent Grant subject to the initial Subsequent Grant Notice is not consummated for any reason on the terms set forth in such Subsequent Grant Notice within 60 days after the date of the initial Subsequent Grant Notice.

                  (c) OPERATING AGREEMENT. The Amended and Restated Operating Agreement of the Company, dated June 1, 2000, attached hereto as Exhibit B, is the operating agreement of the Company in effect as of the date hereof ("Operating Agreement"). Except as expressly provided for under this Agreement, the terms and conditions of which shall supersede, modify and amend the terms of that Operating Agreement, the terms and conditions of Operating Agreement shall remain in effect.

                  (d) TRANSFERABILITY OF MEMBERSHIP INTEREST. Subject to compliance with any applicable securities laws the Membership Interest and all rights thereunder and hereunder are transferable in whole or in part. Upon a surrender of any certificate(s) (if any) representing the transferred Membership Interest the Company shall execute and deliver a new certificate in the name of the assignee or assignees and in the denomination or denominations as requested by the transferor, and shall issue to transferor a new certificate evidencing the portion of

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

         the Membership Interest not so assigned and the surrendered certificate shall be cancelled. Notwithstanding anything in the Operating Agreement to the contrary, the Transferor shall have no option to purchase the Membership Interest upon a transfer of all or part of such interest hereunder under Section VIII of the Operating Agreement.

                  (e) CONSENT AS MEMBER. The Transferor hereby consents to the transfer of the Membership Interest contemplated hereunder and approves the admittance of the Transferees as full members of the Company.

                  (f) ADDITIONAL CAPITAL CONTRIBUTIONS. The Transferees shall not be subject to any demand for additional capital contributions to the Company pursuant to Section 3.2.2 of the Operating Agreement or any other provision thereof; provided, however, if a Transferee does not participate in any such capital call (or participates for less than its share), such Transferee's Membership Interest shall be diluted in proportion to the size of the capital call and the fair market value of the Company at the time of such capital call; provided, further, in the event the Transferee disputes the fair market value of the Company such Transferee shall have the right to retain the services of an independent third party appraiser at its expense and reasonably acceptable to the Company to provide a fair market valuation of the Company which shall binding on the parties.

                  (g) TAX LIABILITY DISTRIBUTIONS. Notwithstanding anything in the Operating Agreement to the contrary, in the event that a Transferee shall incur any tax liability on account of any allocations or distributions by the Company, the Company, subject to having the available cash, shall promptly (and in any event prior to the date such Transferee is required to pay such tax liability) make a cash distribution to the Transferees in an amount equal to such tax liability based on an assumed combined federal and state tax rate of forty percent (40%).

                  (h) MANAGEMENT, FIDUCIARY DUTY AND DUTY OF LOYALTY.

                           (i) NO MANAGEMENT RIGHTS. Notwithstanding anything to
                  the contrary in the Operating Agreement, management of the Company shall not be vested in all of the Class A Members of the Company but shall be vested the holders of a majority of the Class A Members or in a manager appointed by a majority of the Class A Members of the Company.

                           (ii) NO FIDUCIARY DUTY. Notwithstanding anything in
                  the Operating Agreement to the contrary, the Transferees shall have the same status and duty as a limited partner in a partnership and therefore shall not be accountable to the Company or the other members of the Company as a fiduciary.

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

                           (iii) NO DUTY OF LOYALTY. Notwithstanding anything to
                  the contrary in the Operating Agreement, the Transferees shall owe no duty of loyalty to the Company or the other members of the Company.

         6. Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered by courier, three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested), or when received by facsimile transmission upon receipt of a confirmed transmission report, as follows:

         If to the Transferor:    As set forth in the Purchase Agreement.

         If to the Company:       Same as the Transferor.

         If to the Transferees:   as set forth on the signature page of the
                                  Transferees attached hereto.

         Any party hereto, by notice given to the other parties hereto in accordance with this Section 6 may change the address or facsimile transmission number to which such notice or other communications are to be sent to such party.

         7. Expenses. Each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein.

         8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

         9. Assignment; Successors and Assigns; No Third Party Rights. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, permitted assigns and legal representatives. This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

         10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

         11. Amendment and Waivers. The terms of this Agreement, along with the Letter Agreement and the Transaction Documents referenced in the Letter Agreement

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shall not be otherwise changed, altered, waived or amended without the prior written consent of a majority in interest of the Transferees.

         12. Titles and Headings. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         13. Entire Agreement. This Agreement constitute the entire agreement among the parties with respect to the matters covered hereby and thereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

         14. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

         15. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and
(iii) words importing the singular shall also include the plural, and vice versa.

         16. Consent to Spin-off. Each Transferee, severally and not jointly with the other Transferees, hereby does consent to (a) the conversion of the Company into a corporation in connection with any spin-off of the Company's securities to the public stockholders of the Transferor (the "Spin-Off"), (b) the Spin-Off and (c) the receipt and acceptance of the Company's securities distributed in connection with Spin-Off on the same terms and subject to the same conditions applicable to the Transferor's public stockholders. Notwithstanding anything herein to the contrary, the consent above to not in any way waive the fiduciary obligations of the Company and the Transferors to the Transferees in undertaking such actions.

                              *********************





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         IN WITNESS WHEREOF, the parties have duly executed this Agreement:

TRANSFEROR:

WESTERN POWER & EQUIPMENT CORP.

By: /s/ Dean McLain
   -----------------------------------
   Name: Dean McLain
   Title: President

COMPANY:

ARIZONA PACIFIC MATERIALS, LLC

By: /s/ Dean McLain
   -----------------------------------
   Name: Dean McLain
   Title: President

                     [SIGNATURE PAGE OF TRANSFEREES FOLLOW]


















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                         [SIGNATURE PAGE OF TRANSFEREES]

APM ACQUISITION CORPORATION

By: /s/ Michael Clateman
   -------------------------------------
   Name: Michael Clateman
   Title: President
% Membership Interest (as a percentage of whole Company): ____%
Address for Notice:   c/o Rockmore Capital, LLC
                      150 East 58t Street, 28th Floor
                      New York, New York 10155
                      Attn: Michael Clateman
                      e-mail: mc@rockmorecapital.com
                      Tel: (212) 258 2305

PORTSIDE WPEC CORPORATION

By: /s/ Marc Baum
   -------------------------------------
   Name: Marc Baum
   Title: Authored Signatory
% Membership Interest (as a percentage of whole Company): ____%
Address for Notice:   c/o Ramius Capital Group, L.L.C.
                      666 Third Avenue, 26th Floor
                      New York, New York 10017
                      Attn: Jeffrey C. Smith / Owen Littman
                      e-mail: jsmith@ramius.com / olittman@ramius.com
                      Tel: (212) 845-7955 / (212) 201-4841

CORAL LTD.

By: /s/ Adam J. Chill
   -------------------------------------
   Name: Adam J. Chill
   Title: Authorized Signatory
% Membership Interest (as a percentage of whole Company): ____%
Address for Notice:   c/o Highbridge Capital Management, LLC
                      9 West 57th Street, 27th Floor
                      New York, New York 10019
                      Attn: Ari J. Storch/Adam J. Chill
                      e-mail: ari.storch@hcmny.com/adam.chill@hcmny.com
                      Tel: (212) 287-4720
                      Fax: (212 751-0755

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


                                  Schedule 4(e)

                               Pending Litigation

In April, 2006, Arizona Pacific Materials, L.L.C. ("APM") commenced an action against Copper Basin Railway, Inc. and others in the Superior Court, Pinal County, State of Arizona. The First Amended Complaint seeks a declaratory judgment and injunctive relief. The litigation concerns a dispute over maintaining access to APM's property via a particular road.

There is a railroad line that runs down the border of APM's property. One of the roads used to access APM's property runs along the side of the railroad line. The defendant railroad claims that the road infringes upon its railroad easement. APM has commenced this action for a declaration that it has an easement relative to this roadway and to prevent the railroad from taking any action to disrupt access to APM's property. The railroad has counterclaimed for a declaration of the railroad's rights, ejectment of APM from use of this road, and rent for alleged wrongful use of this road by APM.

The case is pending without a trial date. Cross motions for summary judgment have both been denied. The railroad has filed a motion for reconsideration of the denial of its motion for summary judgment. A finding for the railroad would make accessing APM's property more difficult but probably not overly problematic.












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